UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 1, 2009

HEWITT ASSOCIATES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31351	47-0851756
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Half Day Road, Lincolnshire, Illinois	60069
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code: (847) 295-5000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 7, 2009, Hewitt Associates, Inc. (the “Company”) announced that Chief Financial Officer John J. Park has decided to leave the Company early next year to pursue new career challenges. Robert A. Schriesheim, currently the executive vice president and chief financial officer of Lawson Software, Inc., will join the Company as its new Chief Financial Officer on January 4, 2010.

Mr. Schriesheim, age 49, has been Executive Vice President and Chief Financial Officer of Lawson Software, Inc., an Enterprise Resource Planning software provider, since October 2006. Mr. Schriesheim is a director of Lawson Software, Skyworks Solutions, Inc., a provider of analog and mixed signal semiconductors to the mobile communications industry, and Georgia Gulf Corp., a North American provider of PVC and building materials. From August 2002 to October 2006, he was affiliated with ARCH Development Partners, LLC, a seed stage venture capital fund. Before joining ARCH, Mr. Schriesheim held executive positions at Global TeleSystems, SBC Equity Partners, Ameritech, AC Nielsen, and Brooke Group Ltd. Mr. Schriesheim holds a master’s degree in business administration from the University of Chicago Booth School of Business and a bachelor’s degree in chemistry from Princeton University.

Mr. Schriesheim’s annual compensation will consist of a base salary of $520,000 and a bonus target equal to 80% of base salary. Subject to the terms of his letter agreement with the Company, he also will receive a signing bonus of $250,000, 25,000 restricted stock units vesting in two equal annual installments beginning September 30, 2010, 22,500 stock options with a four year even vesting schedule, 7,500 performance share units (which are tied to the achievement of specific performance objectives over a defined period) with a three year even vesting schedule and 7,500 restricted stock units with a three year even vesting schedule. Mr. Schriesheim also will be eligible for severance in accordance with the Company’s 2009 Change-in-Control Executive Severance Plan. In addition, if Mr. Schriesheim’s employment is terminated by Hewitt without cause or Mr. Schriesheim resigns with good reason, and not in connection with a change in control, Mr. Schriesheim will be entitled to receive one times his annual base salary, one times his bonus at target, and health and medical plan continuation for twelve months paid by the Company. The 25,000 restricted stock units granted to Mr. Schriesheim at the time of hire will also vest in such circumstances.

Mr. Park will remain with the Company for a transition period after Mr. Schriesheim joins the Company. The Company has agreed to continue to pay Mr. Park his salary and a pro rata portion of his bonus through his date of departure. The Company also will provide him with a continuation of his health benefits through June 30, 2010.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1 Employment letter to Robert Schriesheim dated December 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWITT ASSOCIATES, INC.

By:	/s/ Steven J. Kyono
Steven J. Kyono, Senior Vice President, General Counsel and Corporate Secretary

Date: December 7, 2009